                                                                 Exhibit 4(a)(v)


                            FIRST UNION CORPORATION,

                              WACHOVIA CORPORATION

                                       AND

                         BANK ONE, NATIONAL ASSOCIATION,

                                              as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 31, 2001

                                       to

                                    INDENTURE

                          Dated as of January 31, 1997

                       JUNIOR SUBORDINATED DEBT SECURITIES

     FIRST SUPPLEMENTAL INDENTURE, dated as of August 31, 2001, among FIRST UNION CORPORATION, a North Carolina corporation ("Successor"), WACHOVIA CORPORATION, a North Carolina corporation ("Wachovia"), and BANK ONE, NATIONAL ASSOCIATION, a national banking association, (formerly known as The First National Bank of Chicago) as trustee (the "Trustee").

     WHEREAS, Wachovia and the Trustee have heretofore executed and delivered a certain Indenture, dated as of January 31, 1997 (the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

     WHEREAS, Wachovia and Successor have entered into an Agreement and Plan of Merger, dated as of April 15, 2001 (as amended and restated and otherwise amended or modified, the "Merger Agreement"), which contemplates the execution and filing of articles of merger (the "Articles of Merger") providing for the merger of Wachovia with and into Successor (the "Merger"), with Successor continuing its corporate existence under the laws of the State of North Carolina;

     WHEREAS, Section 8.1 of the Indenture provides, among other things, that upon the merger of the Company with or into any other Person, the due and punctual payment of the principal of (and premium, if any) and interest on the Securities of each series according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, and executed and delivered to the Trustee by the Person into which the Company shall have been merged;

     WHEREAS, Section 9.1 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

     WHEREAS, Successor and Wachovia desire and have requested that the Trustee join in the execution of this First Supplemental Indenture for the purpose of evidencing such succession and assumption;

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the boards of directors of Wachovia and Successor; and

     WHEREAS, all conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                    REPRESENTATIONS OF WACHOVIA AND SUCCESSOR

     Each of Wachovia and Successor represents and warrants to the Trustee as follows:

     SECTION 1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

     SECTION 1.2. The execution, delivery and performance by it of this First Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

     SECTION 1.3. The Merger will become effective in accordance with the terms of the Merger Agreement and North Carolina law when the Articles of Merger are filed in the office of the Secretary of State of the State of North Carolina, or at such later date or time as the Successor and Wachovia agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.4. After giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

                                  ARTICLE TWO

                            ASSUMPTION AND AGREEMENTS

     SECTION 2.1. Successor hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Securities of each series according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company.

     SECTION 2.2. Securities authenticated and delivered after the execution of this First Supplemental Indenture may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in this First Supplemental Indenture.

     SECTION 2.3. Successor shall succeed to, and be substituted for the Company, with the same effect as if it had been named in the Indenture as the party of the first part, and the Company hereupon shall be relieved of any further liability or obligation under the Indenture or upon the Securities.

                                  ARTICLE THREE

                                  MISCELLANEOUS

     SECTION 3.1. The recitals contained herein shall be taken as the statements of the Company and Successor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 3.2. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

     SECTION 3.3. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

     SECTION 3.4. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the conflicts of laws principles thereof.

     SECTION 3.5. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 3.6. This First Supplemental Indenture shall become effective as of the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.



                                     WACHOVIA CORPORATION



                                     By /s/ Kenneth W. McAllister
                                       -----------------------------------------
                                       Name: Kenneth W. McAllister, Esq.
                                       Title:  Senior Executive Vice President
                                                   and General Counsel

(Corporate Seal)

Attest:


 /s/ William M. Watson, Jr.
------------------------------
Secretary

                                     FIRST UNION CORPORATION



                                     By /s/ Ross E. Jeffries, Jr.
                                       -----------------------------------------
                                       Name:  Ross E. Jeffries, Jr.
                                       Title: Senior Vice President



(Corporate Seal)

Attest:


/s/ Anthony Augliera
------------------------------
Assistant Secretary

                                     BANK ONE, NATIONAL ASSOCIATION
                                     (formerly known as The First National Bank of Chicago), as Trustee

                                     By /s/ Steve M. Husbands
                                       -----------------------------------------
                                       Name: Steve M. Husbands
                                       Title: Assistant Vice President



(Corporate Seal)

Attest:


      ILLEGIBLE
-------------------------------------

STATE OF      NORTH CAROLINA        )
         ---------------------------
                                    ): ss.:
COUNTY OF     FORSYTH               )
          --------------------------



     On this 31 day of August, 2001, before me, the undersigned officer, personally appeared Kenneth W. McAllister, who acknowledged himself or herself to be the Senior Executive Vice President & General Counsel of WACHOVIA CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                     /s/ M. MARIE HARPER
                                     -------------------------------------------
                                     Notary Public

[SEAL]



STATE OF      NORTH CAROLINA
          --------------------------)
                                    ): ss.:
COUNTY OF      MECKLENBURG          )
          --------------------------


     On this 31 day of August, 2001, before me, the undersigned officer, personally appeared Ross E. Jefferies, who acknowledged himself or herself to be the Senior Vice President of FIRST UNION CORPORATION, a North Carolina corporation, and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself or herself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                     /s/ Loretta M. Lucenti
                                     -------------------------------------------
                                     Notary Public

[SEAL]

STATE OF NEW YORK                 )
         -------------------------
                                  ): ss.:
COUNTY OF NEW YORK                )
          ------------------------

     On this 31 day of August, 2001, before me, the undersigned officer, personally appeared Steven M. Husbands, who acknowledged himself or herself to be the Assistant Vice President of BANK ONE, NATIONAL ASSOCIATION, a national banking association, (formerly known as The First National Bank of Chicago) and that he or she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself or herself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                          /s/ Mark E. Davis
                                     -------------------------------------------
                                     Notary Public

[SEAL]